United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   March 6, 2014

PSM Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54988	90-0332127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Mosteller Drive, Oklahoma City, OK	73112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (575) 624-4170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01     Other Events.

On March 6, 2013, PSM Holdings, Inc. (the “Company”) executed a non-binding letter of intent whereby Littlebanc Advisors, LLC, an affiliated entity with Kevin Gadawski, an executive officer and director of the Company, and with Michael Margolies, a director and principal shareholder of the Company, will seek additional public funding for the Company through the offer and sale of new series of preferred stock to repay the bridge loans in the aggregate amount of $385,000 due and payable in February 2015, and to provide the Company with additional growth capital. The amount of the issuance is subject to market conditions and investor interest. The Company intends to offer the preferred shares solely to accredited investors in an exempt offering made pursuant to the exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”).

The offering has not been and will not be registered under the Act and the securities may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Act. The Company intends this notice to comply with Rule 135c of the Act and, accordingly, this notice does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSM Holdings, Inc.

Date: March 6, 2014	By:	/s/ Kevin Gadawski
Kevin Gadawski, President

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